                                                                     EXHIBIT 4.3

                          [FORM OF FACE OF DEBENTURE]

                            NATIONAL HEALTHCARE L.P.

                    6.0% Convertible Subordinated Debenture
                                due July 1, 2000

         NATIONAL HEALTHCARE L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor, partnership or partnerships, or corporation or corporations under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or its registered assigns, the principal sum of ____________ Dollars on July 1, 2000 at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly on the last business day of March, June, September and December ("Interest Payment Date") of each year, on said principal sum at said office or agency, in like coin or currency, at a rate of 6.0% per annum. Interest shall accrue from and including the most recent date to which interest has been paid to but excluding the date of payment. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate equal to 8.0% per annum. The interest so payable on any Interest Payment Date shall be paid to the person in whose name this Debenture (or one or more Predecessor Debentures (as defined in the Indenture) is registered at the close of business on the record date, which shall be the fifteenth day (whether or not a business day) of the month in which such Interest Payment Date occurs even if this Debenture is converted or cancelled after the record date and on or before the interest payment date; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

         Reference is made to the further provisions of this Debenture set forth in the reverse hereof, including without limitation, provisions subordinating the payment of principal, premium, if any, and interest on the Debentures to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and provisions giving the Holder (as defined in the Indenture) the right to convert this Debenture into limited partnership units ("Units") of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.


         This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to principles and conflicts of laws thereof.
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         This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, NATIONAL HEALTHCARE L.P. has caused this Instrument to be duly executed.

                                          NATIONAL HEALTHCARE L.P.



Dated:                                    By:
       -------------------                   --------------------------------


Attest:


- ----------------------------------
         Secretary


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               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

 This is one of the Debentures described in the within-mentioned Indenture.



                                        FIRST AMERICAN NATIONAL BANK
                                        as Trustee


                                        By:
                                            ----------------------------------
                                                By Authorized Signatory


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                         [FORM OF REVERSE OF DEBENTURE]

                            NATIONAL HEALTHCARE L.P.

                    6.0% Convertible Subordinated Debenture
                                due July 1, 2000

         This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 6.0% Convertible Subordinated Debentures due July 1, 2000 (herein called the "Debentures"), limited to the aggregate principal amount of $30,000,000, all issued or to be issued under and pursuant to an Indenture dated as of August ___ , 1995 (herein called the "Indenture"), between the Company and First American National Bank, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. Each Holder, whether upon original issue or upon transfer or assignment hereof, accepts and agrees to be bound by the provisions in the Indenture.

         In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of and all unpaid and accrued interest on all Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, (ii) make the principal thereof or any premium or interest thereon payable in any coin or currency other than that hereinbefore provided, (iii) impair the rights of any Holder to institute suit for the payment thereof, (iv) impair the right to convert the Debentures into Units of the Company subject to the terms set forth in the Indenture, (v) change the subordination provisions in a way that adversely affects a Holder, without the consent of each Holder so affected (vi) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, or (vii) waive (unless theretofore cured) a default in the payment of the principal of (premium, if any) interest on or redemption amounts with respect to any Debenture, without the consent of the Holders of all Debentures then outstanding. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the Holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Debentures or a failure by the Company
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to convert any Debentures into Units of the Company when required to do so by the terms of the Indenture. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Debenture or such other Debentures.

         The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company (as defined in the Indenture), whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Debenture, by accepting the same, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact for such purpose.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the place, at the respective times, at the rate and in the coin and currency herein prescribed.

         The Debentures are issuable in registered form without coupons in denominations of $1,000.00 and any integral multiple of $1,000.00. At the office or agency of the Company, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

         The Company will redeem the Debenture at the option of the Holders at a redemption price of 125% of the principal amount plus accrued and unpaid interest, if a Change of Control (as defined in the Indenture) occurs. The Company's offer to redeem due to the occurrence of a Change of Control shall remain open from the time of mailing until the redemption date set forth in the notice of offer, which must be accompanied by certain financial statements and officer's certificates as provided in the Indenture.

         Except as otherwise provided in the Indenture, the Company shall not have any right to prepay or redeem the Debentures. On and after January 1, 1998 or, if the Company shall have elected to be taxable as a corporation and as of the Redemption Date (as defined below) the Current Market Price of the aggregate number of Units into which the Debentures to be redeemed shall be convertible as of the Redemption Date shall equal or exceed the Recovery Amount (as defined below), on or after May 12, 1996, the Company shall have the right, at any time and from time to time at its sole option and election, to redeem the Debentures, in whole or in part in
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integral multiples of $10,000,000 by outstanding principal amount, on not less than 30 days notice of the date of redemption, which must be a business day (any such date an "Redemption Date") at a price (the "Redemption Price") equal to (i) the outstanding principal amount of the Debentures to be redeemed plus
(ii) an amount equal to all accrued and unpaid interest thereon, whether or not currently payable, to the applicable Redemption Date, in cash or other immediately available funds. For purposes hereof, "Recovery Amount" shall mean the amount by which (i) the amount that results from compounding the principal amount of the Debentures to be redeemed at a rate of 25 percent per annum for the date of issuance of the Debentures to the Redemption Date exceeds (ii) the amount that results from compounding all amounts of interest paid, including Additional Interest, and other redistributions made with respect to the principal amount of the Debentures to be redeemed on or prior to the Redemption Date at a rate of 25 percent per annum from, in the case of each such payment of interest or other distribution, the date such payment or other distribution is made to the Redemption Date.

         If there is a redemption of less than the entire outstanding principal amount of all outstanding Debentures, each outstanding Debenture shall be redeemed in part in the manner required by the principal Securities Exchange on which the Debentures are then listed for trading or if the Debentures are not so listed or no manner of selection is required, pro rata to all other outstanding Debentures on the basis of outstanding principal amount of such Debentures.

         Notice of any redemption of the Debentures shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each Holder of the Debentures to be redeemed, at such Holder's address as it appears on the transfer books of the Company.

         On the date of any redemption being made pursuant to this optional redemption which is specified in a notice given as described above, the Company shall, and at any time after such notice shall have been mailed and before the date of redemption the Company may, deposit for the benefit of the Holders of the Debentures to be redeemed the funds necessary for such redemption with the Paying Agent.

         Notice of redemption having been given as aforesaid, notwithstanding that any such Debentures themselves shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) that portion of the principal amount of the Debentures that is to be redeemed shall no longer be deemed outstanding, (ii) the rights to receive interest thereon shall cease to accrue and (iii) all rights of the Holders to be redeemed shall cease and terminate with respect to that portion of the principal amount of the Debentures that is to be redeemed, excepting only the right to receive the Redemption Price therefor and the right to convert such Debentures into Units until the close of business on the date of redemption.

Provided, however, that if the Company shall default in the payment of the Redemption Price, that portion of the principal amount of the Debentures that was to be redeemed shall thereafter be deemed to be Outstanding and the Holders thereof shall have all of the rights of a Holder of Debentures until such time as such default shall no longer be continuing or shall have been waived by Holders of at least 66-2/3% of the then outstanding principal amount of all Debentures.

         The Holders shall have the right, at their option, at any time and from time to time, to convert any or all of the then outstanding principal amount of the Debentures into such number of fully paid and non-assessable Units as is equal to the quotient of the principal of the Debentures being so converted divided by the Conversion Price (as defined below) then in effect, except that with respect to any portion of the Debentures which shall be called for redemption, such right shall terminate at the close of business on the date of redemption for such portion of the Debentures, unless in any such case the Company shall default in performance or payment due upon redemption thereof. The "Conversion Price" shall be $15.2063, subject to adjustment as provided in the Indenture.

         Such conversion right shall be exercised by the surrender of this Debenture to the Company at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the Holder elects to convert the Debenture (or a specified portion of the outstanding principal amount thereof) and specifying the name or names (with address) in which a certificate or certificates for Units are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required. If less than all of the then outstanding principal amount of the Holder's Debentures are to be converted, the Company will promptly issue and deliver to the holder a new Debenture in the principal amount of the unconverted portion of the Debenture submitted for conversion.

         The Company, the Trustee, any paying agent, any conversion agent and Debenture registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar), for the purpose of receiving payment hereof, or on account hereof for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for moneys payable on this Debenture.

         No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company (other than as provided in the Indenture) of any successor corporation, of the Trustee or any successor corporation, or any successor to the Trustee whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

                          [FORM OF CONVERSION NOTICE]


To: National HealthCare L.P.

         The undersigned registered owner of this Debenture (the "Registered Holder") hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is $________ or an integral multiple thereof) below designated, into shares of common stock, par value $.01 per share (the "Common Stock"), of National HealthCare L.P., in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the Registered Holder unless a different name has been indicated below. If shares are to be issued in the name of a person other than the Registered Holder, the Registered Holder will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the Registered Holder on account of interest accompanies this Debenture.

Dated:                                     ------------------------------------
                                                       Signature(s)

         Fill in for registration of shares if to be delivered, and Debentures if to be issued, other than to and in the name of the Registered Holder:


                                           ------------------------------------
                                           Social Security or Other Taxpayer
                                           Identification Number
- ----------------------------------
(Name)
- ----------------------------------
(Street Address)
- ----------------------------------
(City, State and Zip Code)
(*Please print name and address)

                                        Principal amount to be converted (if
                                        less than all):

                                        --------------------------------------

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                              [FORM OF ASSIGNMENT]

 For value received _______________________________ hereby sell(s), assign(s)
and transfer(s) unto __________________________________________________________
_______________________________________________________________________________
(Please insert name, address and taxpayer identification or other identifying number of assignee)

the within Debenture and hereby irrevocably constitutes and appoints ________________ attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises .

Dated                                           Dated
- -----------------------                               -------------------------


Signature(s) must be guaranteed by
an eligible guarantor institution
which is a participant in a
Securities Transfer Association
recognized program.


- -----------------------
Signature Guarantee